Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted), Bryan P. Healey, the Chief Executive Officer and Chief Financial Officer of Kent Financial Services, Inc., (the "Company"), hereby certifies that, to the best of his knowledge:

1.
The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2012, (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended;

and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:                      August 10, 2012

/s/ Bryan P. Healey
Bryan P. Healey
Chief Executive Officer (Principal Executive Officer) and
Chief Financial Officer (Principal Financial Officer)